GAMING AND LEISURE PROPERTIES REPORTS RECORD FIRST QUARTER 2026 RESULTS AND INCREASES 2026 FULL YEAR GUIDANCE

WYOMISSING, PA — April 23, 2026 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI” or the “Company”) today announced financial results for the quarter ended March 31, 2026.

Financial Highlights

	Three Months Ended March 31,
(in millions, except per share data)	2026	2025
Total Revenue	$420.0	$395.2
Income from Operations	$333.3	$258.8
Net Income	$239.4	$170.4
FFO (1) (4)	$304.0	$234.8
AFFO (2) (4)	$297.1	$272.0
Adjusted EBITDA (3) (4)	$393.0	$360.1
Net income, per diluted common share and OP/LTIP units(4)	$0.82	$0.60
FFO, per diluted common share and OP/LTIP units (4)	$1.04	$0.83
AFFO, per diluted common share and OP/LTIP units (4)	$1.02	$0.96
Annualized dividend per share	$3.12	$3.04
Dividend yield based on period end stock price	7.03%	5.97%

(1)  Funds from Operations ("FFO") is net income, excluding (gains) or losses from dispositions of property and real estate depreciation as defined by NAREIT.

(2) Adjusted Funds From Operations ("AFFO") is FFO, excluding, as applicable to the particular period, stock based compensation expense; the amortization of debt issuance costs, bond premiums and original issuance discounts; other depreciation; amortization of land rights; accretion on investment in leases; non-cash adjustments to financing lease liabilities; straight-line rent and deferred rent adjustments; losses on debt extinguishment and other financing costs; severance charges; capitalized interest; and provision (benefit) for credit losses, net, reduced by capital maintenance expenditures.

(3)  Adjusted EBITDA is net income, excluding, as applicable to the particular period, interest, net; income tax expense; real estate depreciation; other depreciation; (gains) or losses from dispositions of property; stock based compensation expense; straight-line rent and deferred rent adjustments; amortization of land rights; accretion on investment in leases; non-cash adjustments to financing lease liabilities; losses on debt extinguishment and other financing costs; severance charges; and provision (benefit) for credit losses, net.

(4)  Metrics are presented assuming full conversion of limited partnership units to common shares and therefore before the income statement impact of non-controlling interests.

Peter Carlino, Chairman and Chief Executive Officer of GLPI, commented, "GLPI’s consistent growth and momentum is evident in our record first quarter results, as we continue to prudently expand our portfolio and explore avenues for future growth. On an operating basis, first quarter total revenue rose 6.3% year over year to $420.0 million, while AFFO increased 9.2% to $297.1 million. Long term tenant stability and lease coverage remain the foundation of our underwriting criteria, with the vast majority of our leases' rent coverage in excess of 1.8x, despite a challenging environment for our tenants for much of 2025. Reflecting our momentum, most notably on the development front, we are raising our AFFO per share guidance for 2026 to a range of $4.08 to $4.12.”

“During the first quarter we completed two accretive transactions for $727 million, acquiring Bally’s Lincoln real estate assets and the land associated with The Cordish Companies Live! Casino & Hotel Virginia. In January, GLPI acquired the land associated with The Cordish Companies Live! Casino & Hotel Virginia for $27 million. The purchase marked the first step in the $467 million development commitment to the Live! Casino & Hotel Virginia project, with draws on the remaining $440 million commitment expected to commence in the second half of 2026, with a late 2027 targeted project opening. The transaction represents an expansion of GLPI’s relationship with Cordish, as the development marks the fourth property with this tenant. The cap rate on both the land purchase and hard cost funding is 8.0%. This unique opportunity marks our entrance into Virginia, which represents the 21st state in the GLPI portfolio.”

“We then completed the acquisition of the real property assets of Bally’s Lincoln in February for $700 million, at an 8.0% cap rate. The acquisition is immediately accretive to AFFO per share and adds another premier asset, in the healthy Rhode Island gaming market, to the GLPI portfolio. The transaction further expands our relationship with Bally’s, adding a fifth asset to our Bally’s Master Lease II, which boasts proforma rent coverage of 2.20x. Bally’s Lincoln is one of the top performing regional casino properties in the U.S., having generated over $490.0 million in gross gaming revenue in 2025.”

“During the quarter, we funded approximately $159 million toward our development projects, inclusive of the land associated with the Cordish Companies Live! Casino & Hotel Virginia discussed above; two of these projects are now open, with Bally's Chicago remaining on schedule for a 2027 opening. Our balance sheet remains the bedrock of our business, and despite primarily debt financing the Bally’s Lincoln transaction, current financial leverage stood at 5.0x as of March 31, the low end of our target range of 5.0x to 5.5x net debt to adjusted EBITDA. Looking ahead, the pipeline remains robust, with nearly $1.8 billion of commitments left to fund, and we expect to remain at or near the low end of the target leverage range, as we execute on our pipeline, while also contemplating the delivery of the proceeds from our previously completed ATM transactions later this year. Our balance sheet strength allows us financial flexibility when evaluating transactions, and, moreover, allows us to drive accretive and accelerating AFFO growth through our announced pipeline, without the need for additional equity.”

“As we sit today, GLPI remains well positioned for near- and long-term growth, supported by our strong operator relationships, our rights and options to participate in select tenants’ future growth and expansion, a healthy in-place deal pipeline, a healthy broader transaction market, and our ability to competitively structure and fund innovative transactions. In addition, our tenants' strength, combined with our balance sheet and liquidity, positions the Company to grow cash flows, support dividend growth, and build value for shareholders in 2026 and beyond.”

Recent Developments

•On March 4, 2026, the Company issued $800 million of senior notes due on March 1, 2036. The notes were priced at 99.857% of par value, with a coupon of 5.625%. The Company used the net proceeds to repay borrowings outstanding under the Company's term loan credit facility as well as for working capital and general corporate purposes.

•On February 11, 2026, GLPI exercised its option to acquire the real property assets of Bally’s Twin River Lincoln Casino Resort ("Bally's Lincoln") for a purchase price of $700 million and additional rent of $56.0 million (8.0% cap rate). The Company issued 332,890 LTIP Units in connection with the transaction, with the balance of the consideration payable in cash.

•On January 15, 2026, GLPI entered into a development agreement with The Cordish Companies ("Cordish") to fund up to $440 million of real estate construction costs for the Live! Virginia Casino & Hotel and acquired the project land for $27 million, representing a total commitment of $467 million at an 8.0% cap rate.

•As of March 31, 2026, GLPI has provided $299.6 million of development funding for Bally's Chicago under its $940 million development commitment, including $98 million funded during the first quarter (8.5% cap rate).

•As of March 31, 2026, GLPI has funded $83.6 million of the $110 million delayed draw term loan facility with the Ione Band of Miwok Indians ("Ione") (the "Ione Loan") for the tribe's Acorn Ridge casino development that opened in February 2026, including $27 million funded during the first quarter (11% interest rate).

•As of March 31, 2026, GLPI completed the $16.5 million landside development funding for Bally's Marquette, including $6.9 million funded during the first quarter (8.25% cap rate).

Dividends
On February 18, 2026, the Company's Board of Directors declared a first quarter dividend of $0.78 per share on the Company's common stock that was paid on March 27, 2026 to shareholders of record on March 13, 2026.

2026 Guidance

Reflecting the current operating and competitive environment, the Company is updating its AFFO guidance for the full year 2026 based on the following assumptions and other factors:

•The guidance does not include the impact on operating results from any possible future acquisitions or dispositions, future capital markets activity, or other future non-recurring transactions other than additional development fundings of approximately $590 million to $640 million, which will be funded relatively evenly by quarter throughout the remainder of 2026, bringing total development spend to $750 million to $800 million for 2026; $225 million of funding for PENN's Aurora facility on or about June 24, 2026; and, the anticipated settlement of $363.3 million of our forward equity sale agreement on June 1, 2026 subject to certain contractual adjustments.
•The guidance assumes there will be no material changes in applicable legislation, regulatory environment, world events, including weather, recent consumer trends, economic conditions, oil prices, competitive landscape or other circumstances beyond our control that may adversely affect the Company's results of operations.

The Company estimates AFFO for the year ending December 31, 2026 will be between $1.212 billion and $1.223 billion, or between $4.08 and $4.12 per diluted share and OP/LTIP units. GLPI's prior guidance contemplated AFFO for the year ending December 31, 2026 of between $1.207 billion and $1.222 billion, or between $4.06 and $4.11 per diluted share and OP/LTIP units.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including the information above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, provision for credit losses, net, and other non-core items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. In particular, the Company is unable to predict with reasonable certainty the amount of the change in the provision for credit losses, net, under ASU No. 2016-13 - Financial Instruments - Credit Losses ("ASC 326") in future periods. The non-cash change in the provision for credit losses under ASC 326 with respect to future periods is dependent upon future events that are entirely outside of the Company's control and may not be reliably predicted, including the performance and future outlook of our tenant's operations for our leases that are accounted for as investment in leases, as well as broader macroeconomic factors and future predictions of such factors. As a result, forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Portfolio Update

GLPI's primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. The Company also extends loans that produce fixed or variable returns which may convert into leased rent upon project completion or stabilization. As of March 31, 2026, GLPI's portfolio consisted of interests in 71 gaming and related facilities, including, the real property associated with 34 gaming and related facilities operated by PENN Entertainment, Inc. (NASDAQ: PENN) ("PENN"), the real property associated with 6 gaming and related facilities operated by Caesars Entertainment, Inc. (NASDAQ: CZR) ("Caesars"), the real property associated with 4 gaming and related facilities operated by Boyd Gaming Corporation (NYSE: BYD) ("Boyd"), the real property associated with 16 gaming and related facilities operated by Bally's Corporation (NYSE: BALY) ("Bally's"), 2 facilities under development, namely for Bally's in Chicago, Illinois and for Cordish and Bruce Smith Enterprise in Petersburg, Virginia, the real property associated with 3 gaming and related facilities operated by Cordish, 1 gaming and related facility operated by American Racing & Entertainment LLC ("American Racing"), 4 gaming and related facilities operated by Strategic Gaming Management, LLC ("Strategic") and 1 facility managed by a subsidiary of Hard Rock International ("Hard Rock"). These facilities are geographically diversified across 21 states.

Conference Call Details

The Company will hold a conference call on April 24, 2026, at 10:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877/407-0784
International: 1-201/689-8560

Conference Call Playback:
Domestic: 1-844/512-2921
International: 1-412/317-6671
Passcode: 13759777
The playback can be accessed through Friday, May 1, 2026.

Webcast
The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary software. A replay of the call will also be available for 90 days thereafter on the Company’s website.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share data) (unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues
Rental income	$356,522	$340,252
Income from investment in leases, financing receivables	52,702	47,764
Income from investment in leases, sales type	3,838	3,760
Interest income from real estate loans	6,923	3,459
Total income from real estate	419,985	395,235

Operating expenses
Land rights and ground lease expense	13,798	13,555
General and administrative	17,938	18,713
Gains from dispositions of property	—	(125)
Depreciation	65,037	65,012
Provision (benefit) for credit losses, net	(10,137)	39,246
Total operating expenses	86,636	136,401
Income from operations	333,349	258,834

Other income (expenses)
Interest expense	(95,856)	(97,272)
Interest income	2,737	9,356
Losses on debt extinguishment and other financing costs	(268)	—
Total other expenses	(93,387)	(87,916)

Income before income taxes	239,962	170,918
Income tax expense	560	564
Net income	$239,402	$170,354
Net income attributable to non-controlling interest in the Operating Partnership	(7,573)	(5,170)
Net income attributable to common shareholders	$231,829	$165,184

Earnings per common share:
Basic earnings attributable to common shareholders	$0.82	$0.60
Diluted earnings attributable to common shareholders	$0.82	$0.60

Other comprehensive income
Net income	$239,402	$170,354
Reclassification of derivative gain to interest expense	(24)	—
Comprehensive income	239,378	170,354
Comprehensive income attributable to non-controlling interest in the Operating Partnership	(7,572)	(5,170)
Comprehensive income attributable to common shareholders	$231,806	$165,184

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Three Months Ended March 31, 2026	Building base rent	Land base rent	Percentage rent and other rental revenue	Interest income on real estate loans	Total cash income	Straight-line rent and deferred rent adjustments (1)	Ground rent in revenue	Accretion on leases	Total income from real estate
Amended PENN Master Lease	$55,235	$10,759	$6,514	$—	$72,508	$4,952	$573	$—	$78,033
PENN 2023 Master Lease	66,142	—	85	—	66,227	4,128		—	70,355
Amended Pinnacle Master Lease	61,482	17,814	8,122	—	87,418	1,858	2,208	—	91,484
PENN Morgantown Lease	—	806	—	—	806	—	—	—	806
Caesars Master Lease	16,587	5,932	—	—	22,519	1,631	330	—	24,480
Horseshoe St. Louis Lease	6,096	—	—	—	6,096	219	—	—	6,315
Boyd Master Lease	20,879	2,946	3,046		26,871	(2,364)	526	—	25,033
Boyd Belterra Lease	738	474	500	—	1,712	(377)	—	—	1,335
Bally's Master Lease	26,939	—	—	—	26,939	—	2,599	—	29,538
Bally's Master Lease II	23,037	—	—	—	23,037	(66)	969	—	23,940
Maryland Live! Lease	19,752	—	—	—	19,752	—	2,039	3,181	24,972
Pennsylvania Live! Master Lease	13,017	—	—	—	13,017	—	301	2,202	15,520
Casino Queen Master Lease	3,375	—	—	—	3,375	55	—	—	3,430
Tropicana Las Vegas Lease	—	3,838	—	—	3,838	—	—	—	3,838
Rockford Lease	—	2,081	—	—	2,081	—	—	518	2,599
Rockford Loan	—	—	—	3,000	3,000	—	—	—	3,000
Tioga Downs Lease	3,716	—	—	—	3,716	—	2	580	4,298
Strategic Gaming Leases	6,049	—	—	—	6,049	—	106	931	7,086
Ione Loan	—	—	—	2,026	2,026	—	—	—	2,026
Bally's Chicago Lease	5,507	5,000	—	—	10,507	(10,507)	—	—	—
Dry Creek Loan	—	—	—	1,436	1,436	—	—	—	1,436
Virginia Live! Development	—	—	—	461	461	—	—	—	461
Total	$328,551	$49,650	$18,267	$6,923	$403,391	$(471)	$9,653	$7,412	$419,985

(1) Includes $0.1 million of tenant improvement allowance amortization.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended March 31,
	2026	2025
Net income	$239,402	$170,354
Gains from dispositions of property	—	(125)
Real estate depreciation	64,552	64,529
Funds from operations	$303,954	$234,758
Straight-line rent and deferred rent adjustments	471	(8,412)
Other depreciation	485	483
Provision (benefit) for credit losses, net	(10,137)	39,246
Amortization of land rights	4,270	4,270
Amortization of debt issuance costs, bond premiums and original issuance discounts	3,468	3,232
Capitalized interest	(6,430)	(3,605)
Stock based compensation	8,104	8,858
Losses on debt extinguishment and other financing costs	268	—
Accretion on investment in leases	(7,412)	(6,896)
Non-cash adjustment to financing lease liabilities	98	98
Capital maintenance expenditures	—	(36)
Adjusted funds from operations	$297,139	$271,996
Interest, net (1)	92,346	87,149
Income tax expense	560	564
Capital maintenance expenditures	—	36
Amortization of debt issuance costs, bond premiums and original issuance discounts	(3,468)	(3,232)
Capitalized interest	6,430	3,605
Adjusted EBITDA	$393,007	$360,118

Net income, per diluted common share and OP/LTIP units	$0.82	$0.60
FFO, per diluted common share and OP/LTIP units	$1.04	$0.83
AFFO, per diluted common share and OP/LTIP units	$1.02	$0.96

Weighted average number of common shares and OP/LTIP units outstanding
Diluted common shares	283,555,675	275,403,292
Diluted OP/LTIP units	8,544,389	8,352,978
Diluted common shares and diluted OP/ LTIP units	292,100,064	283,756,270

(1) Excludes non-cash interest expense gross ups related to certain ground leases.

Reconciliation of Cash Net Operating Income
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

Three Months Ended March 31, 2026
Adjusted EBITDA	$393,007
General and administrative expenses	17,938
Stock based compensation	(8,104)
Cash net operating income (1)	$402,841

(1) Cash net operating income is cash rental income and interest on real estate loans less cash property level expenses.

Gaming and Leisure Properties, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2026	December 31, 2025
Assets
Real estate investments, net	$9,224,584	$8,474,261
Investment in leases, financing receivables, net	2,562,869	2,557,504
Investment in leases, sales-type, net	250,512	248,421
Real estate loans, net	299,709	247,999
Right-of-use assets and land rights, net	1,067,185	1,072,163
Cash and cash equivalents	274,513	224,314
Other assets	86,034	84,947
Total assets	$13,765,406	$12,909,609

Liabilities
Accounts payable and accrued expenses	$6,853	$6,641
Accrued interest	81,403	106,253
Accrued salaries and wages	2,981	10,209
Operating lease liabilities	241,765	242,481
Financing lease liabilities	61,317	61,219
Long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	8,075,014	7,203,731
Deferred rental revenue	206,201	205,786
Other liabilities	53,043	65,029
Total liabilities	8,728,577	7,901,349

Equity
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued or outstanding at March 31, 2026 and December 31, 2025)	—	—
Common stock ($.01 par value, 500,000,000 shares authorized, 283,221,841 and 283,037,310 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively)	2,832	2,830
Additional paid-in capital	6,611,159	6,613,488
Accumulated deficit	(1,980,009)	(1,990,770)
Accumulated other comprehensive income	881	904
Total equity attributable to Gaming and Leisure Properties	4,634,863	4,626,452
Noncontrolling interests in GLPI's Operating Partnership (8,581,163 units and 8,224,939 units outstanding at March 31, 2026 and December 31, 2025, respectively)	401,966	381,808
Total equity	5,036,829	5,008,260
Total liabilities and equity	$13,765,406	$12,909,609

Debt Capitalization

The Company’s debt structure as of March 31, 2026 was as follows:

	Years to Maturity	Interest Rate	Balance
			(in thousands)
Unsecured $2,090 Million Revolver Due December 2028	2.7	4.968%	330,793
Term Loan Due December 2028	2.7	4.964%	679,000
Senior Unsecured Notes Due June 2028	2.2	5.750%	500,000
Senior Unsecured Notes Due January 2029	2.8	5.300%	750,000
Senior Unsecured Notes Due January 2030	3.8	4.000%	700,000
Senior Unsecured Notes Due January 2031	4.8	4.000%	700,000
Senior Unsecured Notes Due January 2032	5.8	3.250%	800,000
Senior Unsecured Notes Due February 2033	6.9	5.250%	600,000
Senior Unsecured Notes Due December 2033	7.7	6.750%	400,000
Senior Unsecured Notes Due September 2034	8.5	5.625%	800,000
Senior Unsecured Notes Due March 2036	9.9	5.625%	800,000
Senior Unsecured Notes Due November 2037	11.6	5.750%	700,000
Senior Unsecured Notes Due September 2054	28.5	6.250%	400,000
Other	0.4	4.780%	70
Total long-term debt			8,159,863
Less: unamortized debt issuance costs, bond premiums and original issuance discounts			(84,849)
Total long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts			8,075,014
Weighted average	7.1	5.078%

Rating Agency - Issue Rating

Rating Agency	Rating
Standard & Poor's	BBB-
Fitch	BBB-
Moody's	Ba1

Funding commitments

As of March 31, 2026, the Company has entered into various commitments or call rights to finance/acquire future investments in gaming and related facilities for our tenants. These are detailed in the table below. Our tenants retain the option to decline our financing for certain projects and may seek alternative financing solutions. The inclusion of a commitment in this disclosure does not guarantee that the financing will be utilized by the tenant in circumstances where a tenant has the option.

Description	Estimated Commitment amount	Amount funded at March 31, 2026
Relocation of Hollywood Casino Aurora (1)	$225 million	None
Funding associated with a landside move at Ameristar Casino Council Bluffs (2)	$150 million	None
Potential transaction at the former Tropicana Las Vegas site with Bally's	$175 million	$48.5 million
Real estate construction costs for Bally's Chicago	$940 million	$299.6 million
Construction costs for the landside development project at Bally's Marquette	$16.5 million	$16.5 million
Ione Loan to fund a new casino development near Sacramento, California	$110 million	$83.6 million
Funding associated with the future site and construction for Live! Virginia Casino & Hotel	$467 million	$27.0 million
Delayed draw term loan for Dry Creek Rancheria Resort development	$180 million	None

(1)    PENN anticipates completing the relocation of its riverboat casino in Aurora to a land based facility on June 24, 2026, pending customary regulatory approvals. The Company anticipates funding $225 million at a 7.75% capitalization rate for this project on or about June 24, 2026.

(2)    The Company has agreed to fund, if requested by PENN in their sole discretion on or before March 31, 2029, construction improvements in an amount not to exceed the greater of (i) the hard costs associated with the project and (ii) $150.0 million at a 7.10% capitalization rate.

Property and lease information

The Company has disclosed the following key terms of its Master Leases and Single Property Leases in the tables below, along with the properties within each lease at March 31, 2026. We believe the following key terms are important for users of our financial statements to understand.

•The coverage ratio is a defined term in each respective lease agreement with our tenants and represents the ratio of Adjusted EBITDAR to rent expense for the properties contained within each lease. Adjusted EBITDAR is defined in each respective lease but is generally consistent with the Company's definition of Adjusted EBITDA plus rent expense paid to GLPI.

•Certain leases have a minimum escalator coverage ratio governor as disclosed below. Before a rent escalation of up to 2% on the building base rent component of each lease can occur, the minimum coverage ratio for these leases needs to be 1.8 to 1 for the applicable lease year.

•The reported coverage ratios below with respect to our tenants' rent coverage over the trailing twelve months were provided by our tenants for the most recently available time period. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy. Rent coverage ratios are not reported for ground leases, leases with development projects or on leases that have been in effect for less than twelve months.

•The Amended PENN Master Lease, the Amended Pinnacle Master Lease, the Boyd Master Lease, and the Belterra Park Lease each include (i) a fixed rent component, a portion of which escalates annually by up to 2% if specified rent coverage thresholds are met, and (ii) a percentage rent component tied to property performance. The percentage rent component is recalculated periodically, every five years for the Amended PENN Master Lease and every two years for the other leases, based on 4% of the average annual net revenues of the applicable facilities in excess of a contractually defined baseline, subject to certain floors.

Master Leases
	Penn 2023 Master Lease		Amended Penn Master Lease
Operator	PENN		PENN
Properties	Hollywood Casino Aurora	Aurora, IL	Hollywood Casino Lawrenceburg	Lawrenceburg, IN
	Hollywood Casino Joliet	Joliet, IL	Argosy Casino Alton	Alton, IL
	Hollywood Casino Toledo	Toledo, OH	Hollywood Casino at Charles Town Races	Charles Town, WV
	Hollywood Casino Columbus	Columbus, OH	Hollywood Casino at Penn National Race Course	Grantville, PA
	M Resort	Henderson, NV	Hollywood Casino Bangor	Bangor, ME
	Hollywood Casino at the Meadows	Washington, PA	Zia Park Casino	Hobbs, NM
	Hollywood Casino Perryville	Perryville, MD	Hollywood Casino Gulf Coast	Bay St. Louis, MS
			Argosy Casino Riverside	Riverside, MO
			Hollywood Casino Tunica	Tunica, MS
			Boomtown Biloxi	Biloxi, MS
			Hollywood Casino St. Louis	Maryland Heights, MO
			Hollywood Gaming Casino at Dayton Raceway	Dayton, OH
			Hollywood Gaming Casino at Mahoning Valley Race Track	Youngstown, OH
			1st Jackpot Casino	Tunica, MS
Commencement Date	1/1/2023		11/1/2013
Lease Expiration Date	10/31/2033		10/31/2033
Remaining Renewal Terms	15 (3x5 years)		15 (3x5 years)
Corporate Guarantee	Yes		Yes
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.1		1.1
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	1.5% (1)		2%
Coverage ratio at December 31, 2025	1.83		2.11
Minimum Escalator Coverage Governor	N/A		1.8
Yearly Anniversary for Realization	November		November
Percentage Rent Reset Details
Reset Frequency	N/A		5 years
Next Reset	N/A		Nov-28
(1)    In addition to the annual escalation, a one-time annualized increase of $1.4 million occurs on November 1, 2027.

Master Leases
	Amended Pinnacle Master Lease		Bally's Master Lease
Operator	PENN		Bally's
Properties	Ameristar Black Hawk	Black Hawk, CO	Bally's Evansville	Evansville, IN
	Ameristar East Chicago	East Chicago, IN	Bally's Dover Casino Resort	Dover, DE
	Ameristar Council Bluffs	Council Bluffs, IA	Black Hawk (Black Hawk North, West and East casinos)	Black Hawk, CO
	L'Auberge Baton Rouge	Baton Rouge, LA	Quad Cities Casino & Hotel	Rock Island, IL
	Boomtown Bossier City	Bossier City, LA	Bally's Tiverton Hotel & Casino	Tiverton, RI
	L'Auberge Lake Charles	Lake Charles, LA	Hard Rock Casino and Hotel Biloxi	Biloxi, MS
	Boomtown New Orleans	New Orleans, LA
	Ameristar Vicksburg	Vicksburg, MS
	River City Casino & Hotel	St. Louis, MO
	Jackpot Properties (Cactus Petes and Horseshu)	Jackpot, NV
	Plainridge Park Casino	Plainridge, MA
Commencement Date	4/28/2016		6/3/2021
Lease Expiration Date	4/30/2031		6/2/2036
Remaining Renewal Terms	20 (4x5 years)		20 (4x5 years)
Corporate Guarantee	Yes		Yes
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.2		1.35 (1)
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%		(2)
Coverage ratio at December 31, 2025	1.70 (3)		1.99
Minimum Escalator Coverage Governor	1.8		N/A
Yearly Anniversary for Realization	May		June
Percentage Rent Reset Details
Reset Frequency	2 years		N/A
Next Reset	May-26		N/A
(1)    If the tenant's parent's net leverage is greater than 5.5 to 1, then the adjusted revenue to rent coverage for the last two consecutive test periods must be at least 1.35. If the tenant's parent's net leverage is equal to or less than 5.5 to 1, then the ratio shall be reduced to 1.2.
(2)    If the CPI increase is at least 0.5% for any lease year, then the rent shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(3)    Coverage ratio for escalation purposes excludes adjusted revenue and rent attributable to the Plainridge Park facility as well as certain other fixed rent amounts.

Master Leases
	Bally's Master Lease II		Casino Queen Master Lease
Operator	Bally's		Bally's
Properties	Bally's Kansas City	Kansas City, MO	Bally's Marquette	Marquette, IA
	Bally's Shreveport Casino & Hotel	Shreveport, LA	Bally's Baton Rouge	Baton Rouge, LA
	Draft Kings at Casino Queen (4)	East St. Louis, IL
	The Queen Baton Rouge (4)	Baton Rouge, LA
	Bally's Twin River Lincoln Casino Resort	Lincoln, RI

Commencement Date	12/16/2024		12/17/2021
Lease Expiration Date	12/15/2039		12/31/2036
Remaining Renewal Terms	20 (4x5 years)		20 (4x5 years)
Corporate Guarantee	Yes		(5)
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.35 (1)		1.35 (1)
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	(2)		(3)
Coverage ratio at December 31, 2025	2.20 (6)		N/A
Minimum Escalator Coverage Governor	N/A		N/A
Yearly Anniversary for Realization	December		December
Percentage Rent Reset Details
Reset Frequency	N/A		N/A
Next Reset	N/A		N/A

(1)    If the tenant's parent's net leverage is greater than 5.5 to 1, then the adjusted revenue to rent coverage for the last two consecutive test periods must be at least 1.35. If the tenant's parent's net leverage is equal to or less than 5.5 to 1, then the ratio shall be reduced to 1.2. For the Casino Queen Master Lease the test begins on the first anniversary after both development projects are completed and open to the public.
(2)    If the CPI increase is at least 0.5% for any lease year, then the rent shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(3)    Rent increases by 0.5% for the first six years. Beginning in the seventh lease year through the remainder of the lease term, if the CPI increases by at least 0.25% for any lease year then annual rent shall be increased by 1.25%, and if the CPI is less than 0.25% then rent will remain unchanged for such lease year.

(4)    Effective July 1, 2025, these properties were transferred to Bally's Master Lease II and the associated annual rental income of $28.9 million was reallocated from the Casino Queen Master Lease to Bally's Master Lease II. The Bally's Master Lease II rent coverage ratio has been restated on a proforma basis.

(5)    If a default were to occur under the Casino Queen Master Lease, the Company has the right under the terms of the lease to elect to amend Bally’s Master Lease II and place the assets into it, which carries a corporate guarantee.

(6)    Coverage ratio above is proforma for the acquisition of the real estate assets of Bally's Twin River Lincoln Casino Resort which closed on February 11, 2026.

Master Leases
	Boyd Master Lease		Caesars Amended and Restated Master Lease
Operator	Boyd		Caesars
Properties	Belterra Casino Resort	Florence, IN	Tropicana Atlantic City	Atlantic City, NJ
	Ameristar Kansas City	Kansas City, MO	Tropicana Laughlin	Laughlin, NV
	Ameristar St. Charles	St. Charles, MO	Trop Casino Greenville	Greenville, MS
			Isle Casino Hotel Bettendorf	Bettendorf, IA
			Isle Casino Hotel Waterloo	Waterloo, IA
Commencement Date	10/15/2018		10/1/2018
Lease Expiration Date	4/30/2031		9/30/2038
Remaining Renewal Terms	20 (4x5 years)		20 (4x5 years)
Corporate Guarantee	No		Yes
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.4		1.2
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%		2%
Coverage ratio at December 31, 2025	2.47		1.59
Minimum Escalator Coverage Governor	1.8		N/A
Yearly Anniversary for Realization	May		October
Percentage Rent Reset Details
Reset Frequency	2 years		N/A
Next Reset	May-26		N/A

Master Leases
	Pennsylvania Live! Master Lease		Strategic Gaming Leases (1)
	Cordish		Strategic
Properties	Live! Casino & Hotel Philadelphia	Philadelphia, PA	Silverado Franklin Hotel & Gaming Complex	Deadwood, SD
	Live! Casino Pittsburgh	Greensburg, PA	Deadwood Mountain Grand Casino	Deadwood, SD
			Baldini's Casino	Sparks, NV
			Sunland Park Race Track & Casino	Sunland Park, NM
Commencement Date	3/1/2022		5/16/2024
Lease Expiration Date	2/28/2061		5/31/2049
Remaining Renewal Terms	21 (1x11 years, 1x10 years)		20 (2x10 years)
Corporate Guarantee	No		Yes
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.4		1.4 (2)
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	1.75%		2% (2)
Coverage ratio at December 31, 2025	2.55		1.85 (3)
Minimum Escalator Coverage Governor	N/A		N/A
Yearly Anniversary for Realization	March		June
Percentage Rent Reset Details
Reset Frequency	N/A		N/A
Next Reset	N/A		N/A
(1)    Consists of two leases that are cross collateralized and co-terminus with each other.
(2)    The default adjusted revenue to rent coverage declines to 1.25 if the tenant's adjusted revenues total $75 million or more. Annual rent escalates at 2% beginning in year three of the lease and in year 11 escalates based on the greater of 2% or CPI, capped at 2.5%.
(3)    Coverage ratio above is proforma for the acquisition of the real estate assets of Sunland Park which closed on October 15, 2025.

Single Property Leases
	Belterra Park Lease	Horseshoe St Louis Lease	Morgantown Lease
Operator	Boyd	Caesars	PENN
Properties	Belterra Park Gaming & Entertainment Center	Horseshoe St. Louis	Hollywood Casino Morgantown
	Cincinnati, OH	St. Louis, MO	Morgantown, PA
Commencement Date	10/15/2018	9/29/2020	10/1/2020
Lease Expiration Date	04/30/2031	10/31/2033	10/31/2040
Remaining Renewal Terms	20 (4x5 years)	20 (4x5 years)	30 (6x5 years)
Corporate Guarantee	No	Yes	Yes
Technical Default Landlord Protection	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage	1.4	1.2	N/A
Competitive Radius Landlord Protection	Yes	Yes	N/A
Escalator Details
Yearly Base Rent Escalator Maximum	2%	1.75% (1)	1.25% (2)
Coverage ratio at December 31, 2025	2.93	2.04	N/A
Minimum Escalator Coverage Governor	1.8	N/A	N/A
Yearly Anniversary for Realization	May	October	December
Percentage Rent Reset Details
Reset Frequency	2 years	N/A	N/A
Next Reset	May 2026	N/A	N/A

(1)    For the sixth and seventh lease years, after which time the annual escalation becomes 2% for the remaining term of the lease.

(2)    If the CPI increase is at least 0.5% for any lease year, the rent for such lease year shall increase by 1.25% of rent as of the immediately preceding lease year, and if the CPI increase is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

Single Property Leases
	MD Live! Lease	Tropicana Lease	Tioga Downs Lease
Operator	Cordish	Bally's	American Racing and Entertainment
Properties	Live! Casino & Hotel Maryland	Tropicana Las Vegas	Tioga Downs
	Hanover, MD	Las Vegas, NV	Nichols, NY
Commencement Date	12/29/2021	9/26/2022	2/6/2024
Lease Expiration Date	12/31/2060	9/25/2072	2/28/2054
Remaining Renewal Terms	21 (1x11 years, 1x10 years)	49 (1 x 24 years, 1 x 25 years)	32 years and 10 months (2x10 years, 1x12 years and 10 months)
Corporate Guarantee	No	Yes	Yes
Technical Default Landlord Protection	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage	1.4	1.35 (1)	1.4
Competitive Radius Landlord Protection	Yes	Yes	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	1.75%	(2)	1.75% (3)
Coverage ratio at December 31, 2025	3.49	N/A	1.94
Minimum Escalator Coverage Governor	N/A	N/A	N/A
Yearly Anniversary for Realization	January	October	March
Percentage Rent Reset Details
Reset Frequency	N/A	N/A	N/A
Next Reset	N/A	N/A	N/A

(1)    If the tenant's parent's net leverage is greater than 5.5 to 1, then the adjusted revenue to rent coverage for the last two consecutive test periods must be at least 1.35. If the tenant's parent's net leverage is equal to or less than 5.5 to 1, then the ratio shall be reduced to 1.2.

(2)    If the CPI increase is at least 0.5% for any lease year, then the rent shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(3)    Increases by 1.75% beginning with the first anniversary and increases to 2% beginning in year fifteen of the lease through the remainder of the initial lease term.

Single Property Leases
	Rockford Lease	Bally's Chicago Lease	Virginia Live!
Operator	(managed by Hard Rock)	Bally's	Cordish
Properties	Hard Rock Casino Rockford	Bally's Chicago Development	Cordish Virginia Live! Development
	Rockford, IL	Chicago, IL	Petersburg, Virginia
Commencement Date	8/29/2023	7/18/2025	1/15/2026
Lease Expiration Date	8/31/2122	7/31/2040	(3)
Remaining Renewal Terms	None	20 (4 x 5 years)	21 (1x11 years, 1x10 years)
Corporate Guarantee	No	Yes	No
Technical Default Landlord Protection	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage	1.4	1.35 (1)	1.4
Competitive Radius Landlord Protection	Yes	Yes	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%	(2)	1.75%
Coverage ratio at December 31, 2025	N/A	N/A	N/A
Minimum Escalator Coverage Governor	N/A	N/A	N/A
Yearly Anniversary for Realization	September	August	(3)
Percentage Rent Reset Details
Reset Frequency	N/A	N/A	N/A
Next Reset	N/A	N/A	N/A

(1)    If the tenant's parent's net leverage is greater than 5.5 to 1, then the adjusted revenue to rent coverage for the last two consecutive test periods must be at least 1.35. If the tenant's parent's net leverage is equal to or less than 5.5 to 1, then the ratio shall be reduced to 1.2.

(2)    If the CPI increase is at least 0.5% for any lease year, then the rent shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(3)    The initial term of the lease shall expire on the last day of the calendar month in which the 39th anniversary of the facility opening date occurs. Rent shall increase annually on each anniversary of the facility opening date.

Disclosure Regarding Non-GAAP Financial Measures

FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash Net Operating Income ("Cash NOI"), which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. These metrics are presented assuming full conversion of limited partnership units to common shares and therefore before the income statement impact of non-controlling interests. The Company believes FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash NOI provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. Cash NOI is cash rental income and interest on real estate loans, less cash property level expenses. Cash NOI excludes depreciation, the amortization of land rights, real estate general and administrative expenses, other non-routine costs and the impact of certain generally accepted accounting principles (“GAAP”) adjustments to rental revenue, such as straight-line rent and deferred rent adjustments and non-cash ground lease income and expense. It is management's view that Cash NOI is a performance measure used to evaluate the operating performance of the Company’s real estate operations and provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis.

FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash NOI are non-GAAP financial measures that are considered supplemental measures for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding (gains) or losses from dispositions of property and real estate depreciation.  We have defined AFFO as FFO excluding, as applicable to the particular period, stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, the amortization of land rights, accretion on investment in leases, non-cash adjustments to financing lease liabilities, straight-line rent and deferred rent adjustments, losses on debt extinguishment and other financing costs, severance charges, capitalized interest and provision (benefit) for credit losses, net, reduced by capital maintenance expenditures. We have defined Adjusted EBITDA as net income excluding, as applicable to the particular period, interest, net, income tax expense, real estate depreciation, other depreciation, (gains) or losses from dispositions of property, stock based compensation expense, straight-line rent and deferred rent adjustments, the amortization of land rights, accretion on investment in leases, non-cash adjustments to financing lease liabilities, losses on debt extinguishment and other financing costs, severance charges, and provision (benefit) for credit losses, net. Finally, we have defined Cash NOI as Adjusted EBITDA excluding general and administrative expenses and including stock based compensation expense and severance charges.

FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash NOI are not recognized terms under GAAP. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as an indication of our ability to fund all of our cash needs, including to make cash distributions to our shareholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash NOI, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, including coverage of the landlord's interests, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. The Company also extends loans that produce fixed or variable returns which may convert into leased rent upon project completion or stabilization.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our expectations regarding our future growth and cash flows in 2026 and beyond, 2026 AFFO guidance, the future issuance of securities and the Company benefiting from recent portfolio additions and completed transactions. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the ability of GLPI or its partners to successfully complete construction of various casino projects currently under development for which GLPI has agreed to provide construction development funding, including Bally’s Chicago, and the ability and willingness of GLPI’s partners to meet and/or perform their respective obligations under the applicable construction financing and/or development documents; the impact that higher inflation and interest rates and uncertainty with respect to the future state of the economy could have on discretionary consumer spending, including the casino operations of our tenants; unforeseen consequences related to U.S. government economic, monetary or trade policies and stimulus packages on inflation rates, interest rates and economic growth; geopolitical events, including recent conflicts in the Middle East, and their potential impact on U.S. Treasury yields and inflation rates; the ability of GLPI’s tenants to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including, without limitation, to satisfy obligations under their existing credit facilities and other indebtedness; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease the respective properties on favorable terms; the degree and nature of GLPI's competition; the ability to receive, or delays in obtaining, the regulatory approvals required to own its properties, or other delays or impediments to completing GLPI's planned acquisitions or projects; the potential of a new pandemic, or similar national health crisis, including its effect on the ability or desire of people to gather in large groups (including in casinos), which could impact GLPI’s financial results, operations, outlooks, plans, goals, growth, cash flows, liquidity, and stock price; GLPI's ability to maintain its status as a REIT, given the highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist, where even a technical or inadvertent violation could jeopardize REIT qualification and where requirements may depend in part on the actions of third parties over which GLPI has no control or only limited influence; GLPI's ability to satisfy certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis in order for GLPI to maintain its REIT status; the ability and willingness of GLPI’s tenants and other third parties to meet and/or perform their obligations under their respective contractual arrangements with GLPI, including lease and note requirements and in some cases, their obligations to indemnify, defend and hold GLPI harmless from and against various claims, litigation and liabilities; the ability of GLPI’s tenants to comply with laws, rules and regulations in the operation of GLPI’s properties, to deliver high quality services, to attract and retain qualified personnel and to attract customers; GLPI's ability to generate sufficient cash flows to service and comply with financial covenants under GLPI’s outstanding indebtedness; GLPI's ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI, including for the satisfaction of GLPI's funding commitments to the extent drawn by its partners, acquisitions or refinancings due to maturities; with respect to our tenant funding commitments, the amounts drawn and the timing of these draws may be different than what the Company assumed; adverse changes in GLPI’s credit rating; the availability of qualified personnel and GLPI’s ability to retain its key management personnel; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to real estate, REITs or to the gaming, lodging or hospitality industries; changes in accounting standards; the impact of weather or climate events or conditions, natural disasters, acts of terrorism and other international hostilities, war (including the current conflict between Russia and Ukraine and conflicts in the Middle East) or political instability; the risk that the historical financial statements included herein do not reflect what the business, financial position or results of operations of GLPI may be in the future; other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur as presented or at all.

Contact
Gaming and Leisure Properties, Inc.                Investor Relations
Carlo Santarelli, SVP Corporate Strategy & Investor Relations        Joseph Jaffoni at JCIR
610/378-8232                            212/835-8500
investorinquiries@glpropinc.com                    glpi@jcir.com